Exhibit 15.3

October 19, 2009

The Directors

New Oriental Education & Technology Group, INC.

No. 6 Haidian Zhong Street, Haidian District

Beijing, China

Postal Code: 100080

Subject:    WRITTEN CONSENT OF AMERICAN APPRAISAL CHINA LIMITED

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140083) of the references to our name and our financial appraisal reports, dated August 22, 2008 and December 22, 2008 (the “Reports”) and addressed to the board of directors of New Oriental Education & Technology Group, Inc. (the “Company”) and the references to our valuation methodologies, assumptions and conclusions associated with the Reports, in the annual reports on Form 20-F of the Company and any amendments thereto to be filed with the U.S. Securities and Exchange Commission. We further consent to the filing of this letter as an exhibit to the annual report on Form 20-F of the Company for the year ended May 31, 2009.

The Reports relate to valuation of the Company’s intangible assets for the purchase price allocation of Beijing Haidian Mingshitang Exam Training Education School ( ) as of June 1, 2008, and Changchun Tongwen Gaokao Training Education School ( ) and Changchun Tongwen High School ( ) (collectively, the “Target Companies”) as of September 1, 2008. In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided by the Company and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. The Company determined the fair value of the intangible assets and our valuation report was used to assist in reaching its determination.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the “Act”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act.

Yours faithfully,

/s/    American Appraisal

AMERICAN APPRAISAL CHINA LIMITED